Filed Pursuant to Rule 424(b)(2)

Registration No. 333-131307

PROSPECTUS SUPPLEMENT

To Prospectus Dated March 31, 2006

197,806 Shares

Vical Incorporated

Common Stock

$4.77 per share

• Vical Incorporated is offering 197,806 shares of its common stock to an institutional investor.	• Trading symbol: Nasdaq Global Market — VICL

• The last reported sale price of our common stock on August 8, 2006 was $4.77 per share.

Investing in our securities involves risks. See “Risk Factors” on page S-2.

	Per Share	Total
Offering Price and Proceeds, before expenses, to Vical Incorporated	$4.77	$943,535

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares will be made on or about August 9, 2006 against payment for such shares to be received by us on the same date.

The date of this prospectus supplement is August 8, 2006

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated March 31, 2006 relate to the offer by us of 197,806 shares of our common stock to an institutional investor. In the accompanying prospectus, we provide you with a general description of our securities that we are offering. These documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Information Incorporated by Reference” on page S-2 of this prospectus supplement and “Where You Can Find More Information” on page 8 of the accompanying prospectus before investing in our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated into this prospectus supplement and the accompanying prospectus is complete and accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.

Simultaneously with the sale of shares of our common stock under this prospectus supplement, we are selling to the same institutional investor 1,852,473 shares of our common stock under another prospectus supplement, as more fully described under “Plan of Distribution” on page S-4 of this prospectus supplement.

In this prospectus supplement, unless the context otherwise indicates, the terms “we,” “our,” “us,” and “the Company” refer to Vical Incorporated.

RISK FACTORS

Investment in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission, or SEC, on August 7, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

We expect the net proceeds from this offering and the simultaneous offering under the other prospectus supplement, as described in “Plan of Distribution” to be up to approximately $9.7 million after deducting our estimated offering expenses, which we expect to be approximately $75,000 and which include legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock to be sold in this offering, as well as the simultaneous offering under the other prospectus supplement, as described in “Plan of Distribution”. The net proceeds from this offering will be used primarily for the further development of our ongoing programs. The remainder of the net proceeds will be used for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. We currently have no agreements or commitments relating to such acquisitions. Pending their application, we expect to invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities that we may offer with this prospectus supplement and the accompanying prospectus are sold:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	our proxy for our annual meeting of stockholders on May 19, 2006, filed with the SEC on April 17, 2006;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006;

•	our Current Reports on Form 8-K filed with the SEC on:

•	January 12, 2006,

•	March 31, 2006,

•	May 24, 2006,

•	May 30, 2006, and

•	June 8, 2006, as amended on June 13, 2006;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 1993; and

•	all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before termination of this offering.

You may request a copy of these filings at no cost, by writing or telephoning the Director of Investor Relations, Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, (858) 646-1127.

DILUTION

Our net tangible book value on June 30, 2006 was approximately $75.6 million, or approximately $2.56 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Without taking into account any other changes in the net tangible book value after June 30, 2006, other than to give effect to our receipt of the estimated net proceeds from the sale of 197,806 shares of our common stock in this offering and 1,852,473 shares of our common stock in the simultaneous offering described in “Plan of Distribution”, both at an offering price of $4.77 per share, less our estimated offering expenses, our net tangible book value as of June 30, 2006, after giving effect to the items above, would have been approximately $85.3 million, or $2.70 per share. This represents an immediate increase in the net tangible book value of $0.14 per share to existing stockholders and an immediate dilution of $2.07 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share		$4.77
Net tangible book value per share as of June 30, 2006	$2.56
Increase in net tangible book value per share attributable to the offering	$0.14
Pro forma net tangible book value per share as of June 30, 2006, after giving effect to the offering		$2.70
Dilution per share to new investor in the offering		$2.07

The above table is based on 29,491,319 shares of common stock outstanding as of June 30, 2006 and excludes, as of June 30, 2006:

•	3,865,348 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $8.90 per share,

•	231,345 shares of common stock issuable upon the settlement of outstanding restricted stock units, and

•	1,602,000 shares of common stock available for future grant under our amended and restated stock incentive plan.

To the extent that any of these options are exercised, restricted stock units are settled, new options are issued under our amended and restated stock incentive plan or we issue additional shares of common stock in the future, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We are selling 197,806 shares of our common stock under this prospectus supplement directly to an institutional investor at a price of $4.77 per share. Simultaneously with the sale of shares of our common stock under this prospectus supplement, we are selling to the same institutional investor 1,852,473 shares of our common stock under another prospectus supplement, also at a price per share of $4.77.

We currently anticipate that the closing of the sale of 197,806 shares of our common stock under this prospectus supplement will take place on or about August 9, 2006. On the closing date, we will issue the shares of common stock to the institutional investor and we will receive funds in the amount of the aggregate purchase price.

We have entered into a Common Stock Purchase Agreement, dated as of August 8, 2006, with an institutional investor relating to the sale of our common stock offered under this prospectus supplement and the prospectus supplement we are simultaneously filing with the SEC. A copy of the Common Stock Purchase Agreement between us and the institutional investor will be included as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2006 that will be filed with the SEC.

The transfer agent for our common stock is Mellon Investor Services LLC.

Our common stock is traded on the Nasdaq Global Market under the symbol “VICL”.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon by our counsel, Cooley Godward LLP, San Diego, California.

PROSPECTUS

$70,000,000

Vical Incorporated

Preferred Stock

Common Stock

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell preferred stock, common stock or a combination of these securities for an aggregate initial offering price of up to $70,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering.

Our common stock is currently traded on the Nasdaq National Market under the symbol “VICL.” On January 23, 2006, the last reported sales price for our common stock was $4.58 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is March 31, 2006

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus, any prospectus supplement or any document incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell preferred stock, common stock or a combination of these securities in one or more offerings up to a total dollar amount of $70,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering. Whenever we refer to “Vical,” “we,” “our” or “us” in this prospectus, we mean Vical Incorporated, unless the context suggests otherwise.

ABOUT OUR BUSINESS

We research and develop biopharmaceutical products based on our patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. In addition, we have gained access to enhancing technologies through licensing and collaborative agreements. We believe the following areas of research offer the greatest potential for our product development efforts:

•	vaccines for use in high-risk populations for infectious disease targets for which there are significant needs in the United States;

•	vaccines for general pediatric or adult populations for infectious disease applications; and

•	cancer vaccines or immunotherapies which complement our existing programs and core expertise.

We plan to continue leveraging our patented technologies through licensing and collaborations. We also plan to use our expertise, infrastructure, and financial strength to explore both in-licensing and acquisition opportunities.

We, together with our licensees and collaborators, are currently developing a number of DNA-based vaccines and therapeutics for the prevention or treatment of infectious diseases, cancer, and cardiovascular diseases. Our current independent development focus is on our novel plasmid DNA, or pDNA, vaccine for cytomegalovirus, or CMV, and our cancer immunotherapeutic, IL-2/Electroporation, or EP. We are currently seeking a development partner for our cancer immunotherapeutic, Allovectin-7 ® .

We were incorporated in Delaware in 1987. Our headquarters are located at 10390 Pacific Center Court, San Diego, California 92121. Our telephone number is (858) 646-1100. We maintain an Internet website at www.vical.com . The reference to our Internet address does not constitute incorporation by reference of the information contained on our website.

Allovectin-7® and Leuvectin® are our trademarks. Any other brand names or trademarks appearing in this prospectus, in any prospectus supplement or in documents incorporated by reference in this prospectus are the property of their respective owners.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission, or SEC, on November 9, 2005, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding, among other things, our business, our financial position and the research and development of biopharmaceutical products based on our patented DNA delivery technologies. Such statements are based largely upon our expectations and projections about future events, and so are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing biopharmaceutical products based on our patented DNA delivery technologies, that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Among the factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus and described in our filings with the SEC.

Although our forward-looking statements reflect good faith beliefs of our management, these statements are based only on facts and circumstances currently known to us. As a result, we cannot guarantee future results, events, levels of activity, performance or achievement as expressed in or implied by our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

FINANCIAL RATIOS

Our ratios of combined fixed charges and preference dividends to earnings are as follows for the periods indicated:

	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of combined fixed charges and preference dividends to earnings	—	—	—	—	—	—

For the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and the nine months ended September 30, 2005, our earnings were insufficient to cover fixed charges by $23,733,000, $24,450,000, $27,932,000, $9,240,000, $8,517,000 and $18,691,000, respectively. Fixed charges consist of interest expense, including capitalized interest, on all debt, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense. For the periods indicated above and as of the date of this prospectus, we have had no preference securities outstanding.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. Pending their application, we expect to invest the net proceeds in investment-grade, interest- bearing instruments.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to be received by us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions specified in the applicable underwriting agreement, but the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will name the underwriter in the prospectus supplement and describe the nature of any such relationship.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to the agent. Generally, any agent will act on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in an offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market, if possible. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market, if possible. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in an offering. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the applicable securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•	preferred stock, 5,000,000 shares of which were authorized and none of which was issued and outstanding as of December 31, 2005; and

•	common stock, 40,000,000 shares of which were authorized and 28,260,643 shares of which were issued and outstanding as of December 31, 2005.

Common Stock

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 1993 is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in subsequent filings with the SEC. See “Incorporation of Certain Documents by Reference.”

Preferred Stock

To date, our board of directors has designated 40,000 shares of preferred stock as Series A participating preferred stock. These shares were originally reserved for issuance under our Rights Agreement, dated as of March 20, 1995, with First Interstate Bank of California which has since expired in accordance with its terms. No shares of our Series A participating preferred stock were issued and outstanding as of December 31, 2005.

Under our certificate of incorporation, our board of directors is authorized to issue additional shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered by this prospectus, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.

We will describe in a prospectus supplement relating to the class or series of any preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Provisions

There are provisions of the DGCL, our certificate of incorporation and our bylaws that could have the effect of delaying, deferring or preventing an acquisition of Vical, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions could also limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests.

Delaware Law. We are subject to Section 203 of the DGCL, which restricts our ability to enter into a business combination with an interested stockholder for a period of three years. Generally, a business combination means a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An interested stockholder means a stockholder who, together with that stockholder’s affiliates and associates, owns 15% or more of our outstanding voting stock. These restrictions do not apply if:

•	before the date a stockholder becomes an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Certificate of Incorporation and Bylaws. Some provisions of our certificate of incorporation and bylaws could also have anti-takeover effects. These provisions:

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval;

•	require the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our certificate of incorporation;

•	require the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our bylaws;

•	provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	do not include a provision for cumulative voting for directors (under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is 400 South Hope Street, 4th Floor, Los Angeles, CA 90071 and its telephone number is (800) 522-6645.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth of our business and we do not anticipate paying cash dividends for the foreseeable future.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley Godward LLP, San Diego, California.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

KPMG LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on KPMG LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the SEC at 1-800-732-0330 to obtain information on the operation of the SEC’s public reference room. You may also access information we file electronically with the SEC by visiting the SEC’s Internet website at www.sec.gov.

We make available, free of charge, on our Internet website at www.vical.com, our reports on Forms 10-K, 10-Q and 8-K, and amendments thereto, as soon as reasonably practical after we file such materials with the Securities and Exchange Commission. Any information that is included on or linked to our Internet website is not a part of this prospectus or any related registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the shares of common stock that are part of this offering are sold.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005;

•	our proxy for our annual meeting of stockholders on May 19, 2005, filed with the SEC on April 8, 2005;

•	our Current Reports on Form 8-K, filed with the SEC on:

•	February 25, 2005,

•	September 23, 2005,

•	October 12, 2005, and

•	January 12, 2006;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 1993; and

•	all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing us at the following address or telephoning us at the following phone number:

Vical Incorporated

10390 Pacific Center Court

San Diego, California 92121

(858) 646-1100